Exhibit 10.1

CONSULTING AGREEMENT

This Agreement is made and entered into as of April 29, 2022 (“Effective Date”) by and between Histogen Inc. (“Company”), having a principal place of business at 10655 Sorrento Valley Road, Suite 200, San Diego, CA 92121   and Latterich Consulting Services LLC (“Consultant”) having a principal place of business at _____________________________ ____________________________ and shall become effective after Consultant is no longer an employee of the Company and the term of the initial Project Assignment commences as set forth in Exhibit A (Project Assignment).

1.Engagement of Services. Company may issue Project Assignments to Consultant in the form attached to this Agreement as Exhibit A.  A Project Assignment will become binding when both parties have signed it and once signed, Consultant will be obligated to provide the services and to deliver the materials and deliverables as specified in each Project Assignment.  The terms of this Agreement will govern all Project Assignments and services undertaken by Consultant for Company.  Consultant represents, warrants and covenants that Consultant will perform the services under this Agreement in a timely, professional and workmanlike manner and that all materials and deliverables provided to Company will comply with (i) the requirements set forth in the Project Assignment, (ii) the documentation and specifications for those materials and deliverables, (iii) any samples or documents provided by Consultant to Company.

2.Compensation; Timing.  Company will pay Consultant the fee set forth in each Project Assignment for the services provided as specified in that Project Assignment.  If provided for in the Project Assignment, Company will reimburse Consultant’s documented, out-of-pocket expenses no later than thirty (30) days after Company’s receipt of Consultant’s invoice, except that reimbursement for expenses may be delayed until that time when Consultant furnishes adequate supporting documentation for the authorized expenses as Company may reasonably request.  Upon termination of this Agreement for any reason, Consultant will be (a) paid fees on the basis stated in the Project Assignment(s) and (b) reimbursed only for expenses that are properly incurred prior to termination of this Agreement and which are either expressly identified in a Project Assignment or approved in advance in writing by the Company.

3.Independent Contractor Relationship.  Consultant’s relationship with Company is that of an independent contractor, and nothing in this Agreement is intended to, or shall be construed to, create a partnership, agency, joint venture, employment or similar relationship.  Consultant will not be entitled to any of the benefits that Company may make available to its employees.  Consultant is solely responsible for all tax returns and payments required to be filed with, or made to, any federal, state or local tax authority with respect to the performance of services and receipt of fees under this Agreement.  No part of Consultant’s compensation will be subject to withholding by Company for the payment of any social security, federal, state or any other employee payroll taxes.  Company will regularly report amounts paid to Consultant by filing Form 1099‑MISC with the Internal Revenue Service as required by law. In the event that, notwithstanding this Section 3, if Consultant is an individual and is found by a court of competent jurisdiction to be an employee of Company, the Parties acknowledge and agree that works of authorship and other intellectual property that would qualify fully for exemption from assignment under the provisions of Section 2870 of the California Labor Code will not constitute Company Innovations for the purposes of assignment under Section 4.2 (Disclosure and Assignment of Company Innovations) of this Agreement.

4.Disclosure and Assignment of Work Resulting from Project Assignments.

4.1“Innovations” and “Company Innovations” Definitions.  In this Agreement, “Innovations” means all discoveries, designs,

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developments, improvements, inventions (whether or not protectable under patent laws), works of authorship, information fixed in any tangible medium of expression (whether or not protectable under copyright laws), trade secrets, know-how, ideas (whether or not protectable under trade secret laws), mask works, trademarks, service marks, trade names and trade dress.  “Company Innovations” means Innovations that Consultant, solely or jointly with Company or with others, creates, derives, conceives, develops, makes or reduces to practice under a Project Assignment.

4.2Disclosure and Assignment of Company Innovations.  Consultant agrees to maintain adequate and current records of all Company Innovations, which records shall be and remain the property of Company.  Consultant agrees to promptly disclose and describe to Company all Company Innovations.  Consultant represents, warrants and covenants that all Company Innovations shall be free and clear of any liens and encumbrances.  Consultant hereby does and will irrevocably assign to Company or Company’s designee all of Consultant’s right, title and interest in and to any and all Company Innovations and all associated records, such assignment to occur with respect to each Company Innovation at the time the Company Innovation is first conceived, made, derived, developed, written or created, and regardless of when the Company Innovation is first conceived, made, derived, developed, written or created.  To the extent any of the rights, title and interest in and to Company Innovations cannot be assigned by Consultant to Company, Consultant hereby grants to Company an exclusive, royalty-free, transferable, irrevocable, worldwide, fully paid-up license (with rights to sublicense through multiple tiers of sublicensees) to fully use, practice and exploit those non-assignable rights, title and interest, including, but not limited to, the right to make, use, sell, offer for sale, import, have made, and have sold, the Company Innovations.  To the extent any of the rights, title and interest in and to the Company Innovations can neither be assigned nor licensed by Consultant to Company, Consultant hereby irrevocably waives and agrees never to assert the non-assignable and non-licensable rights, title and interest against Company, any of Company’s successors in interest, or any of Company’s customers.  If Consultant is a legal entity as opposed to an individual and if any Company Innovations include any work of authorship that qualifies as a “work made for hire” as defined in subclause (2) under Section 101 of the Copyright Law of the United States (Title 17 of the United States Code, as may be amended from time to time), Company and Consultant agree that Company owns such work of authorship as a work made for hire under such section.

4.3Assistance.  Consultant agrees to perform, during and after the term of this Agreement, all acts that Company deems necessary or desirable to permit and assist Company, at its expense, in obtaining, perfecting and enforcing the full benefits, enjoyment, rights and title throughout the world in the Company Innovations as provided to Company under this Agreement.  If Company is unable for any reason to secure Consultant’s signature to any document required to file, prosecute, register or memorialize the assignment of any rights under any Company Innovations as provided under this Agreement, Consultant hereby irrevocably designates and appoints Company and Company’s duly authorized officers and agents as Consultant’s agents and attorneys-in-fact to act for and on Consultant’s behalf and instead of Consultant to take all lawfully permitted acts to further the filing, prosecution, registration, memorialization of assignment, issuance and enforcement of rights in, to and under the Company Innovations, all with the same legal force and effect as if executed by Consultant.  The foregoing is deemed a power coupled with an interest and is irrevocable.

4.4Consultant Out-of-Scope Innovations.  If Consultant incorporates or permits to be incorporated any Innovations relating in any way, at the time of conception, reduction to practice, creation, derivation, development or making of the Innovation, to Company’s business or actual or demonstrably anticipated research or development but which were conceived, reduced to practice, created, derived, developed or made by Consultant (solely or jointly) either unrelated to Consultant’s work for Company under this

Agreement or prior to the Effective Date (collectively, the “Out-of-Scope Innovations”) into any of the Company Innovations, then Consultant hereby grants to Company and Company’s designees a royalty-free, transferable, irrevocable, worldwide, fully paid-up license (with rights to sublicense through multiple tiers of sublicensees) to fully use, practice and exploit all patent, copyright, moral right, mask work, trade secret and other intellectual property rights relating to the Out-of-Scope Innovations.  Notwithstanding the foregoing, Consultant agrees that Consultant shall not incorporate, or permit to be incorporated, any Innovations conceived, reduced to practice, created, derived, developed or made by others or any Out-of-Scope Innovations into any Company Innovations without Company’s prior written consent.

5.Confidentiality.

5.1Definition of Confidential Information. “Confidential Information” means (a) any technical and non-technical information related to the Company’s business and current, future and proposed products and services of Company, including for example and without limitation, Company Innovations, Company Property (as defined in Section 6 (Ownership and Return of Confidential Information and Company Property)), and Company’s information concerning research, development, design details and specifications, financial information, procurement requirements, engineering and manufacturing information, customer lists, business forecasts, sales information, marketing plans and business plans, Personal Information (as defined in Section 5.3 (Consultant as Service Provider)), pricing and compensation information, in each case whether or not marked as “confidential” or “proprietary” and (b) any information that Company has received from others that may be made known to Consultant and that Company is obligated to treat as confidential or proprietary, whether or not marked as “confidential” or “proprietary”.

5.2Nondisclosure and Nonuse Obligations.  Except as permitted in this Section and Section 12 (Defend Trade Secrets Act), Consultant will not (i) use any Confidential Information or (ii) disseminate or in any way disclose the Confidential Information to any person, firm, business or governmental agency or department.  Consultant may use the Confidential Information solely to perform Project Assignment(s) for the benefit of Company.  Consultant shall treat all Confidential Information with the same degree of care as Consultant accords to Consultant’s own confidential information, but in no case shall Consultant use less than reasonable care.  If Consultant is not an individual, Consultant shall disclose Confidential Information only to those of Consultant’s employees who have a need to know the information as necessary for Consultant to perform this Agreement.  Consultant certifies that each of its employees will have agreed, either as a condition of employment or in order to obtain the Confidential Information, to be bound by terms and conditions at least as protective as those terms and conditions applicable to Consultant under this Agreement.  Consultant shall immediately give notice to Company of any unauthorized use or disclosure of the Confidential Information.  Consultant shall assist Company in remedying any the unauthorized use or disclosure of the Confidential Information.  Consultant agrees not to communicate any information to Company in violation of the proprietary rights of any third party.

5.3Exclusions from Nondisclosure and Nonuse Obligations.  Consultant’s obligations under Section 5.2 do not apply to any Confidential Information that Consultant can demonstrate (a) was in the public domain at or subsequent to the time the Confidential Information was communicated to Consultant by Company through no fault of Consultant; (b) was rightfully in Consultant’s possession free of any obligation of confidence at or subsequent to the time the Confidential Information was communicated to Consultant by Company; or (c) was independently developed by employees of Consultant without use of, or reference to, any Confidential Information communicated to Consultant by Company.  A disclosure of any Confidential Information by Consultant (a) in response to a valid order by a court or other governmental body or (b) as otherwise required by law will not be considered to be a breach of this Agreement or a waiver of confidentiality for other purposes; provided, however, that Consultant provides prompt prior written notice thereof to Company to enable Company to seek a protective order or otherwise prevent the disclosure. Nothing in this Agreement will limit Consultant’s ability to provide truthful information to any government agency regarding potentially unlawful conduct.

6.Ownership and Return of Confidential Information and Company Property.  All Confidential Information and any materials and items (including, without limitation, software, equipment, tools, artwork, documents, drawings, papers, diskettes, tapes, models, apparatus, sketches, designs, Personal Information, and lists) that Company furnishes to Consultant by Company, whether delivered to Consultant by Company or made by Consultant in the performance of services under this Agreement and whether or not they contain or disclose Confidential Information (collectively, the “Company Property”), are the sole and exclusive property of Company or Company’s suppliers or customers.  Consultant agrees to keep all Company Property at Consultant’s premises unless otherwise permitted in writing by Company.  Within five (5) days after any request by Company, Consultant shall destroy or deliver to Company, at Company’s option, (a) all Company Property and (b) all materials and items in Consultant’s possession or control that contain or disclose any Confidential Information.  Consultant will provide Company a written certification of Consultant’s compliance with Consultant’s obligations under this Section.

7.Indemnification.  Consultant will indemnify and hold harmless Company from and against any and all third party claims, suits, actions, demands and proceedings against Company and all losses, costs and liabilities related thereto arising out of or related to (i) an allegation that any item, material and other deliverable delivered by Consultant under this Agreement infringes any intellectual property rights or publicity rights of a third party or (ii) any negligence by Consultant or any other act or omission of Consultant, including without limitation any breach of this Agreement by Consultant.

8.Limitation of Liability. Except for liabilities arising under Article 4 (Disclosure and Assignment of Work Resulting from Project Assignments), Article 5 (Confidentiality) and Article 7 (Indemnification), the maximum aggregate liability of either party to the other party arising out of or related to this Agreement will not exceed the fees paid by the Company to the Consultant hereunder.

9.Observance of Company Rules.  At all times while on Company’s premises, Consultant will observe Company’s rules and regulations with respect to conduct, health, safety and protection of persons and property.

10.No Conflict of Interest.  During the term of this Agreement, Consultant will not accept work, enter into a contract or accept an obligation inconsistent or incompatible with Consultant’s obligations, or the scope of services to be rendered for Company, under this Agreement.  Consultant warrants that, to the best of Consultant’s knowledge, there is no other existing contract or duty on Consultant’s part that conflicts with or is inconsistent with this Agreement.  Consultant agrees to indemnify and hold harmless Company from any and all losses and liabilities incurred or suffered by Company by reason of the alleged breach by Consultant of any services agreement between Consultant and any third party.

11.Term and Termination.

11.1Term.  This Agreement is effective as of the Effective Date set forth above and will terminate on December 31, 2022 unless extended by the mutual written consent of the parties or terminated earlier as set forth below.

11.2Termination by Company.  Company may terminate this Agreement without cause at any time, with termination effective fifteen (15) days after Company’s delivery to Consultant of written notice of termination.  Company also may terminate this Agreement (a) immediately upon

Consultant’s breach of Section 4 (Disclosure and Assignment of Work Resulting from Project Assignments), 5 (Confidentiality) or (b) immediately for a breach by Consultant if Consultant’s breach of any other provision under this Agreement or obligation under a Project Assignment is not cured within five (5) days after the date of Company’s written notice of breach.  Company may terminate a Project Assignment at any time upon three (3) days’ prior written notice to Consultant and, in that event, Company will pay Consultant for services properly performed prior to the date of termination.

11.3Termination by Consultant.  Except during the term of a Project Assignment, Consultant may terminate this Agreement without cause at any time, with termination effective fifteen (15) days after Consultant’s delivery to Company of written notice of termination.  Consultant also may terminate this Agreement immediately for a material breach by Company if Company’s material breach of any provision of this Agreement is not cured within ten (10) days after the date of Consultant’s written notice of breach.

11.4Effect of Expiration or Termination.  Upon expiration or termination of this Agreement, Company shall pay Consultant for services properly performed under this Agreement as set forth in each then pending Project Assignment.  The definitions contained in this Agreement and the rights and obligations contained in this Section and Sections 4 (Disclosure and Assignment of Work Resulting from Project Assignments), 5 (Confidentiality), 6 (Ownership and Return of Confidential Information and Company Property), 7 (Indemnification), and 13 (General Provisions) will survive any termination or expiration of this Agreement.

12.Defend Trade Secrets Act.  Pursuant to the Defend Trade Secrets Act of 2016, if Consultant is an individual, Consultant acknowledges that he/she shall not have criminal or civil liability under any Federal or State trade secret law for the disclosure of a trade secret that  (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.  In addition, if Consultant files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Consultant may disclose the trade secret to Consultant’s attorney and may use the trade secret information in the court proceeding, if Consultant (X) files any document containing the trade secret under seal and (Y) does not disclose the trade secret, except pursuant to court order.

13.General Provisions.

13.1Successors and Assigns.  Consultant shall not assign its rights or delegate any performance under this Agreement without the prior written consent of Company.  For the avoidance of doubt, Consultant may not subcontract performance of any services under this Agreement to any other contractor or consultant without Company’s prior written consent.  All assignments of rights by Consultant are prohibited under this paragraph, whether they are voluntary or involuntary, by merger, consolidation, dissolution, operation of law, or any other manner. For purposes of this paragraph, (i) a “change of control” is deemed an assignment of rights; and (ii) “merger” refers to any merger in which Consultant participates, regardless of whether it is the surviving or disappearing entity.  Any purported assignment of rights or delegation of performance in violation of this paragraph is void. This Agreement will be for the benefit of Company’s successors and assigns, and will be binding on Consultant’s permitted assignees.

13.2Injunctive Relief.  Consultant’s obligations under this Agreement are of a unique character that gives them particular value; Consultant’s breach of any of these obligations will cause irreparable and continuing damage to Company for which money damages are insufficient, and Company is entitled to injunctive relief, a decree for specific performance, and all other relief as may be proper

(including money damages if appropriate), without the need to post a bond.

13.3Notices. Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows, with notice deemed given as indicated:  (a) by personal delivery, when actually delivered; (b) by overnight courier, upon written verification of receipt; (c) by facsimile transmission, upon acknowledgment of receipt of electronic transmission; (d) by email, effective (A) when the sender receives an automated message from the recipient confirming delivery or (B) one hour after the time sent (as recorded on the device from which the sender sent the email) unless the sender receives an automated message that the email has not been delivered, whichever happens first, but if the delivery or receipt is on a day which is not a business day or is after 5:00 pm (addressee’s time) it is deemed to be received at 9:00 am on the following business day; or (e) by certified or registered mail, return receipt requested, upon verification of receipt.  Notices to each party shall be sent to the address first written above, or other address as a party may provide in writing.

13.4Governing Law; Forum.  The laws of the United States of America and the State of Delaware govern all matters arising out of or relating to this Agreement without giving effect to any conflict of law principles.  Each of the parties irrevocably consents to the exclusive personal jurisdiction of the federal and state courts located in San Diego County, California, as applicable, for any matter arising out of or relating to this Agreement, except that in actions seeking to enforce any order or any judgment of the federal or state courts located in San Diego County, California, personal jurisdiction will be non-exclusive.  Additionally, notwithstanding anything in the foregoing to the contrary, a claim for equitable relief arising out of or related to this Agreement may be brought in any court of competent jurisdiction.  If a proceeding is commenced to resolve any dispute that arises between the parties with respect to the matters covered by this Agreement, the prevailing party in that proceeding is entitled to receive its reasonable attorneys’ fees, expert witness fees and out-of-pocket costs, in addition to any other relief to which that prevailing party may be entitled.

13.5Severability.  If a court of law holds any provision of this Agreement to be illegal, invalid or unenforceable, (a) that provision shall be deemed amended to achieve an economic effect that is as near as possible to that provided by the original provision and (b) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected.

13.6Waiver; Modification.  If Company waives any term, provision or Consultant’s breach of this Agreement, such waiver shall not be effective unless it is in writing and signed by Company.  No waiver by a party of a breach of this Agreement shall constitute a waiver of any other or subsequent breach by Consultant.  This Agreement may be modified only by mutual written agreement of authorized representatives of the parties.

13.7Entire Agreement.  This Agreement constitutes the final and exclusive agreement between the parties relating to this subject matter and supersedes all agreements, whether prior or contemporaneous, written or oral, concerning such subject matter.

[Signature Page will follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

“Company”	“Consultant”
HISTOGEN INC.	LATTERICH CONSULTING SERVICES LLC
By: /s/ Susan A. Knudson	By: /s/ Martin Latterich, Ph.D.
Name: Susan A. Knudson Title: EVP, CFO & Corporate Secretary	Name: Martin Latterich, Ph.D. Title: Principal

Exhibit A

PROJECT ASSIGNMENT

effective as of May 6, 2022

Description of Work and Compensation – Latterich Consulting Services LLC (Martin Latterich, Ph.D., Consultant)

Scope of Work: As directed by the Company, Consultant will ensure that Martin Latterich, Ph.D., shall provide services to the Company related to support for the Company’s development programs as may be requested by the Company’s chief executive officer and / or president, including, but not limited to:

•	Biologic and caspase programs;
•	All intellectual property related services;
•	Related transitional support.

It is anticipated that Consultant shall provide such services at least one (1) day a week onsite through June 30, 2022 and otherwise such services shall be provided remote from the Company’s primary facilities.

Compensation: Company will pay the Consultant a fee of Twelve Thousand Dollars ($12,000) per month for work performed, which fee shall be pro-rated for any partial month of service. Any reimbursement of expenses to the Consultant must be pre-approved in writing by the Company.

In addition, the Company agrees that the unvested stock options identified in the following table shall continue to vest in accordance with their existing vesting terms through the expiration or termination of the Project Term (as defined below):

MARTIN LATTERICH SUMMARY OF GRANTS AS OF MAY 5, 2022
Grant Date	Expiration Date	Name	Strike Price	Terms	Vesting Start Date	Vesting End Date	Options Granted
10/7/2016	10/7/2026	Martin Latterich	$3.70	4 years, 1 yr 25% cliff, monthly over 36 mos thereafter.	10/6/2016	10/6/2020	28,684
3/12/2018	3/12/2028	Martin Latterich	$3.84	4 years, 1 yr 25% cliff, monthly over 36 mos thereafter.	4/10/2017	4/10/2020	14,342
1/13/2021	1/13/2031	Martin Latterich	$0.97	4 years, 1 yr 25% cliff, monthly over 36 mos thereafter.	1/13/2021	1/13/2025	87,300
2/17/2022	2/17/2032	Martin Latterich	$0.24	4 years, 1 yr 25% cliff, monthly over 36 mos thereafter.	2/17/2022	2/17/2026	17,300

•

Consultant agrees to invoice Company on the last day of each month. Invoices should include days worked, brief description of work performed, and payment remittance information for ACH payments. Invoices will be paid 30 days from date of invoice. Invoices should be sent to _____.

Term:  The term of this Consulting Agreement shall commence on May 6, 2022, subject to Dr. Latterich no longer being an employee of the Company, and expire on December 31, 2022; provided, however, each party shall be able to terminate this Project Assignment as provided in Section 11 of the Consulting Agreement (the “Project Term”).  This Project Term may be extended by mutual written agreement of the parties.

Contact information:

•	Company: Susan A. Knudson

Executive Vice President, Chief Financial Officer & Corporate Secretary

10655 Sorrento Valley Road, Suite 200

San Diego, CA 92121

E-mail: ____________________

•	Consultant: Latterich Consulting Services LLC

___________________________

___________________________

E-mail: ____________________

NOTE:  This Project Assignment is governed by the terms of a Consulting Agreement in effect between Company and Consultant, effective as of May 6, 2022.  Any term in this Project Assignment that is inconsistent with that agreement is invalid.

[Signature page to follow]

IN WITNESS WHEREOF, the parties are signing this Project Assignment as of the later date below.

“Company”	“Consultant”
HISTOGEN INC.	LATTERICH CONSULTING SERVICES LLC
By: /s/ Susan A. Knudson	By: /s/ Martin Latterich, Ph.D.
Name: Susan A. Knudson	Name: Martin Latterich, Ph.D.
Title: EVP, CFO & Corporate Secretary	Title: Principal
Date: April 29, 2022	Date: April 29, 2022